Medical 21

Reshaping the future of cardiac bypass surgery

We've Done This Before….

Medical 21



Manny Villafaña
Founder, Chairman and CEO

- Globally recognized as a "Living Legend of Medicine."
- Award-winning USA Master Entrepreneur.
- Hall of Fame Minnesota Business.
- Hall of Fame Minnesota Science & Technology.
- Recipient of an honorary Doctorate of Science Degree from the University of Iowa.



Co-inventor of the first lithium-powered pacemaker.

CPI ▸ Lilly ▸ GUIDANT ▸ Boston Scientific — $27B



Co-developer of St. Jude heart valve and founder of St. Jude Medical, Inc.

St. Jude Medical ▸ Abbott — $30B



Co-inventor of the ATS heart valve and founder of ATS Medical, Inc.

ATS Medical ▸ Medtronic — $400M



Co-inventor of the nitinol support.

Medtronic ▸ Kips Bay Medical, Inc. ▸ Medical 21 — TBD

Cardiovascular Disease – a global issue

Medical 21

#1 Cause of Death in U.S. & worldwide

121,000,000 adult Americans with cardiovascular disease

which is **48%** of all adult Americans



Sources: World Health Organization & American Heart Association

Generally, first treatment option – stents





Then what happens?

Coronary Artery Bypass Grafting


Saphenous vein bypass
Left internal mammary artery bypass
Blockage in coronary artery

Vessel harvesting

Open Method Harvesting





Leg Saphenous vein

- Typical method outside of U.S.
- Large, unsightly scar on each leg or arm
- Rehabilitation needed to walk
- Increased risk of infection



Arm Radial Artery

Endoscopic Harvesting





- Typical method for U.S. surgeries
- Cauterizes vein branches
- Uses $1,500 disposable per leg
- Need highly trained technicians

A large and expanding market

Medical 21



800,000 CABG Surgeries Worldwide per Year x **3.5** Grafts per Surgery (avg.) =

2,500,000

Bypass Grafts Annually

"Coronary artery bypass grafting (CABG) surgery may be the best treatment option for most patients with more than one blocked heart artery."

The Annals of Thoracic Surgery

Our Concept

Medical 21

- Develop an "*artificial artery*" or small-diameter vascular graft for CABG
- Thereby providing an alternative to the harvesting of saphenous veins, radial arteries, and mammary arteries
- Design characteristics –
  - Thin, flexible and compliant (weak/strong)
  - Handling and suture strength (anastomosis)
  - Biologically neutral or *biocompatible*
- Desire –
  - Ability to cut anywhere
  - *Surgeon friendly*
  - Long shelf life


Artery graft
Vein graft
Vein graft

Medical 21

Synthetic Scaffold & Nitinol Technologies

Synthetic polymers are the building blocks of our device, coupled with engineered elements, they promote cellular integration and nutrient transfer.


Regenerative
Biocompatible
Thrombo-Resistant

A Nitinol support is incorporated with our polymer, adding arterial-like strength, flexibility, and compliance.

Animal Implant

Medical 21



Our animal studies began in 2017 and consisted of swine (pig) and ovine (sheep). We have performed approximately 80+ animal implants.

We typically scan the animal at 30, 60, and 90 days.

In late 2019, we began implanting our latest version of our device, which is manufactured using unique, proprietary machines to be able to construct greater quantities for the large potential market.

These machined grafts are presently approaching 120 days, a typical "go-ahead" milestone for transitioning to human implants.

3 Different Sheep (Ovine) Implants (45 days)

Medical 21



14 cm Implant #4



13 cm Implant #5



12.5 cm Implant #6

Medical 21

Sheep (Ovine) Implant (180days)


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Medical 21

Leadership and Advisory Teams

Experienced med-tech/business advisors

Medical 21



John Babitt
Partner, Life Sciences at Ernst & Young

- 30 years of leadership across all sectors of life sciences, with a focus on medical technology
- Served as President of a publicly traded medical technology company with Manny Villafaña.
- Frequent lecturer and guest speaker at prominent life sciences conferences such as The Medtech Strategist, The Medtech Conference (AdvaMed) and The BIO Conference



Robert Emery Jr., M.D.
Cardiac Surgeon (Ret.)

- Medical Director, Cardiovascular Surgery, St. Joseph's Hospital, St.Paul, MN
- Boston Children's Hospital
- Initial research work on St. Jude Heart Valve
- Co-Founder & First President of Int'l Society of Minimally Invasive Cardiac Surgery
- Member: American Association for Thoracic Surgery and Society of Thoracic Surgeons



David Joyce, M.D.
Director of Cardiac Transplantation, Medical College of Wisconsin

- Associate Professor, Cardiac Surgery, Medical College of Wisconsin, Milwaukee
- Former Professor, Mayo Clinic
- Member: Int'l Society for Heart and Lung Transplant, Society of Thoracic Surgeons, and American College of Surgeons
- MBA, University of Chicago
- Harvard Medical School
- Resident, Johns Hopkins
- Fellowship, Stanford University



Lyle Joyce, M.D., Ph.D.
Professor of Surgery, Medical College of Wisconsin

- Section Chief, Adult Cardiac Surgery, Medical College of Wisconsin, Milwaukee
- Co-surgeon on first permanent implant of the Jarvik 7 total artificial heart
- First to implant a total artificial heart in a woman and a child
- Former positions at the Mayo Clinic, University of Minnesota, and the Minneapolis Heart Institute



Gene Myers, M.D.
Interventional Cardiologist

- Principal at Florida Inst. for Angiography & Gene E. Myers Cardiac/Vascular Consultants
- Completed 20,000+ coronary/ peripheral procedures
- Medical device & EMR patents
- Discovered Cervicoprecordial angina disease
- Univ. of PA medical school
- Cardiology fellow, Duke & Georgetown (Nat'l Inst of Health, Children's Nat'l Med Ctr)
- USNavy, Lieutenant Commander
- Cardiologist, Norfolk Regional Med Ctr/East VA Med School



Suresh M.L. Raghavan, Ph.D.
Professor of Biomedical Engineering, Univ. of Iowa

- Fulbright Distinguished Chair
- Fellow, American Institute of Medical & Biological Engineering
- 25 years experience in cardiopulmonary biomechanics and device design, critical care therapies, soft tissue mechanics, and computational modeling
- Ph.D. in Bioengineering, University of Pittsburgh

A new partner

MAYO CLINIC

In 2019, the Mayo Clinic approached Medical 21 regarding a possible collaboration. Both parties have signed and agreed to a partnership, allowing Mayo to participate in the animal testing and clinical evaluation.

Medical 21

Thank you,

Animal Implant - Stentable

Medical 21

In standard bypass surgery, there is a 25-30% failure rate at one-year, at which time, a saphenous vein is often stented. Our studies show that our graft would also be able to be stented, if necessary.


Image size: 512 x 512
View size: 1202 x 1202
WL: 143 WW: 143
Term - Day 97
Position: HFS


Image size: 512 x 512
View size: 1202 x 1202
WL: 143 WW: 143
Term - Day 97
Position: HFS


Image size: 512 x 512
View size: 1202 x 1202
WL: 143 WW: 143
Term - Day 97
Position: HFS

Regulation A Disclaimer

Medical 21

This presentation may be deemed to be a solicitation of interest under Regulation A under the Securities Act of 1933, in which case the following apply:

- No money or other consideration is being solicited, and if sent in response, will not be accepted;
- No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date;
- A person's indication of interest involves no obligation or commitment of any kind; and
- Medical 21, Inc. has filed an offering statement with the Securities and Exchange Commission under Tier II of Regulation A. A copy of the preliminary offering circular that forms a part of the offering statement may be obtained at the following URL:

https://www.sec.gov/Archives/edgar/data/1673688/000167368822000003/0001673688-22-000003-index.htm

Investment Highlights

Medical 21

Investor Opportunity

Market Demand

Over 800,000 bypass surgeries annually – with an average of 3.5 blockages per patient.

Worldwide potential of 2.5-3.5 million grafts annually.

A $8.0+ billion market opportunity.

Technology

Artificial Bypass Graft

Small diameter, highly flexible, endothelium lined, synthetic graft for cardiac bypass surgery.

Recent Milestones

90 day animals; a typical "go-ahead" for human implant transitions.

Patient/System Benefits

Patient Quality of Life

No harvesting of vessels from legs, arms, & inner chest; Less scars & rehabilitation.

Healthcare Savings

Less risk of infection, reduced procedure time, and less costs.

Experience

Proven Leadership

Over $50 billion in value delivered by companies started by Manny Villafaña.

Experienced Team

Decades of experience in needed disciplines. Experienced worldwide distribution network.